EXHIBIT A

TO ARTICLES OF MERGER

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EGENE, INC.

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) Sections 78.390 and 78.403, the undersigned officer of eGene, Inc., a Nevada corporation (the “Corporation”), does hereby certify as follows:

FIRST: that the board of directors of the Corporation duly adopted resolutions proposing to amend and restate the Articles of Incorporation of the Corporation as set forth below, as part of the Articles of Merger filed this same date between Electra Merger Sub, Inc. and the Corporation (by which the Corporation is the surviving entity), declaring said amendment and restatement to be advisable.

SECOND: that the amendment and restatement of the Articles of Incorporation as set forth below has been approved by at least a majority of the voting power of the outstanding shares of common stock of the Corporation, which is sufficient for approval thereof.

THIRD: that the undersigned officer has been authorized and directed by the board of directors to execute and file this certificate setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

ARTICLE I

NAME

The name of the corporation is eGene, Inc. (the “Corporation”).

ARTICLE II

RESIDENT AGENT

The resident agent of the Corporation is currently CSC Services of Nevada, Inc., 502 East John Street, Carson City, NV 89706.

ARTICLE III

CAPITAL STOCK

The number of shares which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $0.01 per share.

ARTICLE IV

DIRECTORS

The members of the governing board of the Corporation are styled as directors.  The name of the current member of the board of directors of the Corporation and his address is:

Peer M. Schatz

19300 Germantown Road

Germantown, MD  20874

ARTICLE V

PURPOSE

The purpose of the Corporation shall be to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation of eGene, Inc. as of the ___ day of July, 2007.

________/s/ Ming S. Liu______________

Name: __Ming S. Liu _______________

Title: ___CEO_____________________

Endnotes

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